ADMINISTRATIVE SERVICES AGREEMENT

    THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is entered as of the 1st day of March, 1996, between Leucadia Financial Corporation, a Utah corporation ("Leucadia"), HomeFed Corporation, a Delaware corporation ("HomeFed"), HomeFed Resources Corporation, a California corporation ("HomeFed Resources"), and HomeFed Communities, Inc., a California corporation ("HomeFed Communities"), with reference to the following facts:
          A. As a result of a reorganization under Chapter 11 of the Bankruptcy Code, HomeFed's operations have been significantly streamlined, and it, and its wholly owned subsidiaries, HomeFed Resources and HomeFed Communities, have one employee responsible for managing their business, but no employees to carry on day-to-day operations and no office facilities from which to conduct business. HomeFed, HomeFed Resources and HomeFed Communities are referred to herein as the "HomeFed Group."
          B. Each of the members of HomeFed Group has a continuing need for office space, office facilities, services and administrative personnel to carry on its ongoing activities. Leucadia has the capability to provide office space, office facilities, secretarial support, administrative services, supplies and other facilities and services that would customarily

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be required in connection with the administration of the
operations of businesses similar to those operated by the HomeFed
Group.
          C. The HomeFed Group desires to retain Leucadia to provide such services for the consideration and on the terms and conditions set forth in this Agreement.
          NOW, THEREFORE, the parties hereto agree as follows:
          1. Retention of Leucadia. As of the effective date of this Agreement, Leucadia is retained to provide the facilities and services described in this Agreement in consideration of the payment of the administrative fee described herein.
          2. Scope of Work. Leucadia shall provide all of the office facilities and administrative services required by each member of the HomeFed Group in connection with the ongoing operation of its business. In this connection, Leucadia shall provide the following facilities and services, as well as any other reasonably related thereto:
               (a) Provide office space, office facilities, such as telephones, telecopying, photocopying and other similar facilities, and such administrative services, including secretarial and other similar administrative support, as may be reasonably required to enable the HomeFed Group to carry on its businesses;
               (b)  Receive, deposit and withdraw all funds
received from the operations of the HomeFed Group;
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               (c)  Recruit, employ, train, direct and terminate
the employment of administrative personnel, as needed, in the administration of the operations of the HomeFed Group;
               (d) Establish and maintain books of account, using accounts and classifications consistent with generally accepted accounting practices;
               (e) Prepare and deliver to the directors of each of the members of the HomeFed Group a quarterly unaudited statement of income and an unaudited balance sheet for each member of the HomeFed Group;
               (f) Coordinate legal matters and proceedings with the attorneys for each of the members of the HomeFed Group;
               (g) Provide, to the extent possible and based upon available revenues, for the orderly payment of accounts payable, employee payroll taxes and insurance premiums and any other operating expenses incurred by a member of the HomeFed Group;
               (h) Supervise the annual audit of the financial records of each member of the HomeFed Group.
          3. Compensation. As compensation for the services and facilities provided under this Agreement, Leucadia shall be compensated during the first 12 months of this Agreement at an annual rate of $141,000, payable in monthly installments of $11,750 on the first day of each month, commencing on the first day of the first month after the date of this Agreement and
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continuing thereafter for a 12-month period.  At the expiration of the initial 12-month period commencing on the date of this Agreement, Leucadia and each member of the HomeFed Group shall negotiate in good faith to determine the compensation to be paid to Leucadia under this Agreement for periods subsequent to such initial 12-month period.
          4. Term and Termination. The term of this Agreement shall commence on the effective date set forth in the preamble to this Agreement and continue for a 36-month period thereafter; provided, however, if Leucadia and the members of the HomeFed Group are unable to reach agreement regarding the compensation to be paid to Leucadia for periods after the initial 12-month period following the date of this Agreement, Leucadia shall have the right to terminate this Agreement upon 30 days' written notice to each member of the HomeFed Group.
          5. Inspection Rights of HomeFed Group. During the term of this Agreement, each member of the HomeFed Group shall have the right to appoint a person (other than an employee or officer of Leucadia or any of its affiliates) who shall have the right to inspect at reasonable times and upon reasonable notice all books and records pertaining to each member of the HomeFed Group.
          6. Relationship of Parties. The relationship of Leucadia to each member of the HomeFed Group shall be that of independent contractor and principal. This Agreement does not

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create an employer/employee relationship, or a partnership, joint venture or other agency relationship between the parties.
          7.   General Provisions.
               7.1  Severability.  Each provision of this
Agreement shall be viewed as separate and divisible, and in the event any provision shall be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue to be in full force and effect.
               7.2 Waiver. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.
               7.3  Governing Law.  This Agreement shall be
construed in accordance with and governed by the laws of the State of Utah.
               7.4 Assignment. No party hereto shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other parties.
               7.5  Notices.  All notices and other
communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom notice is to be given, or 72 hours after mailing, if mailed to the party to whom notice is to be given by first class mail, postage prepaid and properly addressed to the party at its address set forth on the signature

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page of this Agreement or any other address that such party may designate by written notice to the other parties.
               7.6  Successors and Assigns.  Subject to the
restrictions on assignment set forth hereinabove, this Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.
          IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.
                             LEUCADIA FINANCIAL CORPORATION,
                             a Utah corporation



                             By:    /s/ Corinne A. Maki
                                ----------------------------
                             Address:  529 East South Temple
                                       Salt Lake City, UT  84102


                             HOMEFED CORPORATION,
                             a Delaware corporation



                             By:    /s/ Patricia A. Wood
                                --------------------------
                             Address:  529 East South Temple
                                       Salt Lake City, UT  84102


                             HOMEFED RESOURCES CORPORATION,
                             a California corporation



                             By:    /s/ Patricia A. Wood
                                ----------------------------
                             Address:  529 East South Temple
                                       Salt Lake City, UT  84102

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                             HOMEFED COMMUNITIES, INC.,
                             a California corporation



                             By:    /s/ Patricia A. Wood
                                -----------------------------
                             Address:  529 East South Temple
                                       Salt Lake City, UT  84102

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